Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for July 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752
* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266
Total loans to business owners	42,369	42,349	42,369	42,409
Small business owner loans	24,287	24,122	24,049	24,011
Business Timely loans	17,574	17,720	17,819	17,875
Secured loans	389	401	408	413
Notes receivable	119	106	93	110
Total loans to consumers	40,245	40,056	39,950	39,857
Wide loans	31,118	30,790	30,506	30,291
Consumer loans	9,127	9,266	9,444	9,566

(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853
Notes receivable	228,988	198,970	166,687	186,419
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971
* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737
* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939
* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000
* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465									5,587
Approvals	404	309	413	389									1,515
Approval ratio	33.22%	23.97%	25.54%	26.55%									27.12%
Business Timely loans
Applications	2,241	2,530	2,434	1,732									8,937
Approvals	1,673	2,142	1,855	1,418									7,088
Approval ratio	74.65%	84.66%	76.21%	81.87%									79.31%
Secured loans
Applications	65	67	116	97									345
Approvals	23	25	38	30									116
Approval ratio	35.38%	37.31%	32.76%	30.93%									33.62%
Notes receivable
Applications	50	21	39	45									155
Approvals	34	21	23	37									115
Approval ratio	68.00%	100.00%	58.97%	82.22%									74.19%
Wide loans
Applications	6,536	7,395	6,930	6,040									26,901
Approvals	380	278	340	350									1,348
Approval ratio	5.81%	3.76%	4.91%	5.79%									5.01%
Consumer loans
Applications	2,519	3,014	2,861	2,932									11,326
Approvals	502	494	552	490									2,038
Approval ratio	19.93%	16.39%	19.29%	16.71%									17.99%
*1 The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.
*2 The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
July 2004

	Small business		Business Timely										(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	112	475,600	211	143,733	0	0	0	0	0	0	124	34,695	447	654,028
Other	342	1,320,530	174	142,154	20	2,126,000	19	33,255	381	959,800	351	91,229	1,287	4,672,968

Total	454	1,796,130	385	285,887	20	2,126,000	19	33,255	381	959,800	475	125,924	1,734	5,326,996

July 2005

	Small business		Business Timely										(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	63	321,400	219	234,141	2	16,000	2	4,874	0	0	33	10,110	319	586,526
Other	248	2,362,650	265	300,614	16	5,069,900	10	15,482	330	948,780	260	70,669	1,129	8,768,096

Total	311	2,684,050	484	534,755	18	5,085,900	12	20,357	330	948,780	293	80,779	1,448	9,354,622

* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

As of July 31, 2004

	Small business		Business Timely										(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,067	3,440,930	2,257	2,363,571	5	28,550	0	0	9	20,486	1,141	353,858	4,479	6,207,397
Other	23,989	52,315,325	14,579	16,919,040	301	5,645,349	139	225,340	34,281	54,415,743	5,983	1,779,350	79,272	131,300,151

Total	25,056	55,756,256	16,836	19,282,612	306	5,673,900	139	225,340	34,290	54,436,230	7,124	2,133,208	83,751	137,507,549

As of July 31, 2005

	Small business		Business Timely										(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,763	5,727,539	5,033	7,573,946	10	106,662	6	10,465	8	16,078	1,288	398,865	8,108	13,833,558
Other	22,248	52,427,482	12,842	15,691,424	403	23,728,190	104	175,953	30,283	45,452,645	8,278	2,608,105	74,158	140,083,802

Total	24,011	58,155,021	17,875	23,265,370	413	23,834,853	110	186,419	30,291	45,468,724	9,566	3,006,971	82,266	153,917,360

• Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

• “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.

Delinquent Loans by Default Days as of July 31, 2003, 2004 and 2005
July 31, 2003

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	546,410	0.99	454,912	0.82	1,479,483	2.68	2,480,806	4.49	55,247,042
Business Timely loans	180,171	1.02	123,062	0.70	298,595	1.69	601,829	3.40	17,677,574
Secured loans	1,720	0.12	4,577	0.31	210,595	14.31	216,893	14.74	1,471,605
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	130,538
Wide loans	555,741	0.88	437,781	0.69	1,419,961	2.25	2,413,484	3.83	63,076,338
Consumer loans	602,073	1.52	370,437	0.94	750,730	1.90	1,723,241	4.36	39,543,543

Total	1,886,117	1.06	1,390,771	0.79	4,159,365	2.35	7,436,254	4.20	177,146,642

July 31, 2004

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	509,245	0.91	477,437	0.86	2,237,255	4.01	3,223,938	5.78	55,756,256
Business Timely loans	253,114	1.31	170,272	0.88	380,264	1.97	803,651	4.17	19,282,612
Secured loans	2,976	0.05	3,455	0.06	106,720	1.88	113,152	1.99	5,673,900
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	225,340
Wide loans	536,214	0.99	401,941	0.74	1,827,910	3.36	2,766,066	5.08	54,436,230
Consumer loans	43,897	2.06	18,185	0.85	68,731	3.22	130,814	6.13	2,133,208

Total	1,345,447	0.98	1,071,292	0.78	4,620,883	3.36	7,037,623	5.12	137,507,549

July 31, 2005

	(amount in thousands of yen)
	44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	679,619	1.17	380,973	0.66	2,553,616	4.39	3,614,209	6.21	58,155,021
Business Timely loans	248,259	1.07	188,200	0.81	340,442	1.46	776,902	3.34	23,265,370
Secured loans	14,776	0.06	74,179	0.31	459,052	1.93	548,008	2.30	23,834,853
Notes receivable	0	0.00	0	0.00	17,378	9.32	17,378	9.32	186,419
Wide loans	349,189	0.77	267,532	0.59	1,448,394	3.19	2,065,116	4.54	45,468,724
Consumer loans	51,183	1.70	32,857	1.09	83,903	2.79	167,944	5.59	3,006,971

Total	1,343,027	0.87	943,744	0.61	4,902,789	3.19	7,189,561	4.67	153,917,360

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	July 31, 2004		July 31, 2005		March 31, 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	82,827	70.96%	98,432	71.10%	100,855	75.00%
Bank	55,592	52.08%	85,442	61.72%	84,609	62.92%
Non-life insurance companies	2,098	1.80%	1,427	1.03%	1,716	1.28%
Other financial institutions	25,137	17.09%	11,562	8.35%	14,528	10.80%
Direct	33,821	29.04%	40,011	28.90%	33,614	25.00%

Total	116,649	100.00%	138,443	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	July 31, 2004		July 31, 2005		March 31, 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	3,100	2.66%	12,752	9.53%	10,917	8.12%
Long-term loan	113,588	97.34%	125,690	90.47%	123,552	91.88%
Long-term loan within 1 year	58,554	50.18%	51,654	38.62%	53,874	40.06%
Long-term loan over 1 year	55,033	47.16%	74,036	51.85%	69,678	51.82%

Total	116,688	100.00%	138,443	100.00%	134,469	100.00%

Borrowing rates

	(%)
	July 31, 2004	July 31, 2005	March 31, 2005
Indirect	2.28	1.85	1.97
Bank	2.21	1.80	1.89
Non-life insurance companies	2.62	2.36	2.35
Other financial institutions	2.45	2.16	2.38
Direct	1.93	1.33	1.30

Total	2.18	1.72	1.80

List of Investment Securities

	As of July 31, 2005
	(amount: Yen)
Listed Companies	Code	# of Shares	Price/Share	Beg. Book Value	7/31 Price	Carrying Value	Difference
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	77,300	3,865,000,000	3,560,420,000
MOC Corp.	2363	800	165,000	132,000,000	399,000	319,200,000	187,200,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	159,000	78,864,000	11,039,755
Tenpo Ryutsuu Net Inc. (formerly, Future Create.)	3351	6,500	16,724	108,706,897	510,000	3,315,000,000	3,206,293,103
Aeria Inc.	3758	30	1,600,000	48,000,000	1,790,000	53,700,000	5,700,000
Risk Monster Co., Ltd.	3768	500	250,000	125,000,000	1,270,000	635,000,000	510,000,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	250,000	125,000,000	73,733,750
Axell Corp.	6730	600	41,666	25,000,000	449,000	269,400,000	244,400,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	14,970	149,700,000	94,393,361
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,705	29,496,500	5,259,200
Kosugi Sangyo Co., Ltd.	8146	700,000	85	59,500,000	348	243,600,000	184,100,000
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	604	60,400,000	-13,539,500
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	960	118,052,160	45,156,291
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	2,455	73,650,000	28,650,000
IDU Co.	8922	5,200	198,758	1,033,544,000	157,000	816,400,000	-217,144,000
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	93,000	139,500,000	16,236,000
Xinhua Finance Ltd.	9399	7,041	158,073	1,112,999,989	307,000	2,161,591,605	1,048,591,616
Venture Link Co., Ltd.*	9609	12,285,400	200	2,457,080,000	265	3,255,631,000	798,551,000

Subtotal				5,920,144,689		15,709,185,265	9,789,040,576

* NIS Lease Co., Ltd. holds all shares of Venture Link Co., Ltd.

Non-listed Companies and Others				Beg. Book Value	Share Price	Carrying Value	Difference
83 companies				6,091,130,426	—	6,091,130,426	0
* Deemed securities are included.

Total				12,011,275,115		21,800,315,691	9,789,040,576

Subsidiaries and Affiliates

	(amount: Yen)
Subsidiaries and Affiliates	Code	# of Shares	Price/Share	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	200,000	2,500	500,000,000	201,000	40,200,000,000	39,700,000,000
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.*		—	—	1,050,151,000	—	1,050,151,000	0
NIS Real Estate Co., Ltd.		570	50,000	28,500,000	50,000	28,500,000	0
NIS Trading Co., Ltd.		2,700	10,000	27,000,000	10,000	27,000,000	0
Nissin Insurance Co., Ltd.		200	50,000	10,000,000	50,000	10,000,000	0
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co., Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0
NIS Securities Co., Ltd.		7,036,050	542	3,810,767,000	542	3,810,767,000	0

Total				7,159,418,000		46,859,418,000	39,700,000,000

* Beginning book value (US$10,000,000) of Matsuyama Nissin Investment & Consulting (Shanghai) is converted into yen.